UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):

May 17, 2022

NEXTGEN HEALTHCARE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-12537	95-2888568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 Piedmont Rd., NE Building 6, Suite 700 Atlanta, GA		30305
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (404) 467-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.01)	NXGN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry Into a Material Definitive Agreement.

On May 17, 2022, NextGen Healthcare, Inc. (the “Company”) entered into that certain Amendment No. 1 to Credit Agreement (the “First Amendment”) with JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the lenders party thereto.  The First Amendment amends the company’s existing credit agreement dated March 12, 2021 (the “Credit Agreement”) with the Administrative Agent and the lenders from time to time party thereto.

The First Amendment modifies the Credit Agreement to increase the Company’s net leverage ratio maintenance covenant from 3.75x to 4.00x, and increase the related adjusted covenant period option (available upon the consummation of certain acquisitions) from 4.25x to 4.75x, in each case, commencing with the reporting period ending June 30, 2022.  The First Amendment also makes certain updates to the conditions restricting the making of certain dividends, distributions, and other restricted payments by the Company so that such conditions are based on the Company’s net leverage ratio (as set forth in the Credit Agreement) rather than the Company’s total leverage ratio, to increase the dollar cap for such restricted payments that can be made without satisfying leverage conditions from $11,500,000 to $25,000,000, and to increase flexibility in cash netting calculations in connection with the making of restricted payments.

The above description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, which is expected to be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2022	NEXTGEN HEALTHCARE, INC.

	By:	/s/ Jeffrey D. Linton
Jeffrey D. Linton
General Counsel and Secretary